China Education Alliance Announces Participation in Brean Murray, Carret & Co. China Growth Conference

HARBIN, China, Oct. 28, 2009 – (PRNewswire-Asia-FirstCall) – China Education Alliance, Inc. (NYSE Amex: CEU), a China-based education resource and services company, announced today that Mr. Zibing “Zack” Pan, Chief Financial Officer, will be presenting at the Brean Murray, Carret & Co. China Growth Conference. The event will be held November 19-20, 2009, at the Millennium Broadway Hotel, 150 West 45th Street, New York City.

China Education Alliance is scheduled to make its presentation Thursday, November 19 at 8:00-8:35 a.m. EST. Mr. Pan will discuss the company’s newly-released third-quarter results and the outlook for the fourth quarter. For more information regarding the conference, please visit www.breanmurraycarret.com.

Investors interested in additional information about China Education Alliance or arranging a one-on-one meeting with company executives at this conference or in the New York metro area should contact Jon Cunningham at 407-644-4256, Ext. 107, or email info@redchip.com.

About China Education Alliance, Inc.:

China Education Alliance, Inc. (NYSE Amex: CEU) is a fast growing, leading China-based company offering high-quality education resources and services to students ages 6 to 18 and adults ages 18+ (University students and professionals). For students ages 6 to 18, China Education Alliance, Inc. offers supplemental, online exam-oriented training materials and on-site exam-oriented training and tutoring services. The company is providing on-line, downloadable, famous teachers resources and on-site face-to-face instructions. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam-orientated resources and on-site tutoring is to help Chinese students ages 6 to 18 to pass the two most important and highly competitive exams in their educational career: senior high school entrance exam and college entrance exam. For graduates and professionals age 18+, China Education Alliance provides vocational training including IT and several professional training programs. For more information about China Education Alliance, please visit http://www.chinaeducationalliance.com.

For more information, please contact:

At the Company:
Zack Pan, CFO
China Education Alliance, Inc.
Tel:   1-405-315-9987
Email: zackpan08@gmail.com

Investor Relations:
RedChip Companies, Inc.
Dave Gentry, Investor Relations
1-800-733-2447, Ext. 104
info@redchip.com
www.RedChip.com

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SOURCE: China Education Alliance, Inc.